UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 11, 2016
(Date of earliest event reported)

A.M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2016, Total Plastics, Inc. (the “Seller” or “TPI”), a Michigan corporation and wholly-owned subsidiary of A.M. Castle & Co. (the “Company”), entered into an asset purchase agreement, as amended on March 14, 2016 (the “Purchase Agreement”), with Total Plastics Resources LLC, a Delaware limited liability company (the “Buyer”), providing for the sale of certain assets of Seller to Buyer, including Seller’s right, title and interest in and to the assets, properties and business of Seller used or held for use in connection with stocking and distributing plastic sheet, plastic rod, plastic tube, plastic film, plastic tape, plastic gaskets and foam and providing related fabrication and value-added services with respect to the foregoing products, including cutting, bending, forming, machining, milling, routing, laminating, spooling and stamping according to customer specifications.

The Purchase Agreement provided for a purchase price of approximately $55.0 million, subject to customary working capital adjustments.

Under the terms of the Purchase Agreement, $1.5 million of the purchase price has been placed into escrow pending adjustment based upon final calculation of the working capital at closing, to be determined within approximately 60 days of closing. If the final working capital is less than the estimated working capital at closing, any shortfall will be deducted from the escrow and any remainder released to the Company. If the final working capital is greater than the estimated working capital at closing, the Company will receive the escrowed amount, plus any excess due.

Further, as part of the acquisition of the TPI business, all of the TPI employees became employees of Buyer and Buyer assumed certain management retention agreements of TPI with an estimated value of $400,000.

Seller and Buyer made customary representations, warranties and covenants in the Purchase Agreement. The Purchase Agreement also contains customary indemnification provisions and a three-year non-competition and non-solicitation covenant from Seller and its affiliates in favor of Buyer. In connection with the indemnification obligations of Seller, Buyer purchased a representation and warranty policy to cover any breaches by Seller of any its representations and warranties. Buyer’s sole recourse for breaches of representations and warranties of Seller is to seek payment under the policy. The policy also covers certain pre-closing taxes of Seller.

The above description of the Purchase Agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Amendment No. 1 to the Purchase Agreement filed herewith as Exhibits 10.1 and 10.2, respectively.

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Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 15, 2016, the Company completed the sale of TPI to Buyer, in accordance with the terms of the Purchase Agreement.

The following unaudited pro forma condensed consolidated financial statements of the Company, giving effect to the sale of TPI, are attached as Exhibit 99.1 to this report and are incorporated herein by reference:

(i) unaudited pro forma condensed consolidated balance sheet as of December 31, 2015;

(ii) unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013; and

(iii) notes to unaudited pro forma condensed consolidated financial statements.

The information contained in Item 1.01 is incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events.

On March 15, 2016, the Company issued a press release in connection with the completion of the sale of TPI described in Item 2.01 above. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(b)          The Company’s unaudited pro forma condensed consolidated financial statements as of December 31, 2015 and for the years ended December 31, 2015, 2014 and 2013, are attached as Exhibit 99.1 to this report and are incorporated herein by reference.

(d)          Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated March 11, 2016, by and between Total Plastics, Inc. and Total Plastics Resources LLC.
10.2	Amendment No. 1 to Asset Purchase Agreement, dated March 14, 2016, by and between Total Plastics, Inc. and Total Plastics Resources LLC.
99.1	A.M. Castle & Co.’s unaudited pro forma condensed consolidated financial statements as of December 31, 2015 and for the years ended December 31, 2015, 2014 and 2013.
99.2	Press Release issued by A.M. Castle & Co. on March 15, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

March 17, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated March 11, 2016, by and between Total Plastics, Inc. and Total Plastics Resources LLC.
10.2	Amendment No. 1 to Asset Purchase Agreement, dated March 14, 2016, by and between Total Plastics, Inc. and Total Plastics Resources LLC.
99.1	A.M. Castle & Co.’s unaudited pro forma condensed consolidated financial statements as of December 31, 2015 and for the years ended December 31, 2015, 2014 and 2013.
99.2	Press Release issued by A.M. Castle & Co. on March 15, 2016.

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